SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): October 4, 2006

Centex Home Equity Loan Trust 2006-A
(Issuing Entity)

CHEC Funding, LLC (n/k/a Nationstar Funding LLC)
(Exact name of Depositor as specified in its charter)

Centex Home Equity Company, LLC (n/k/a Nationstar Mortgage LLC)
(Exact name of Sponsor as specified in its charter)

CHEC Funding, LLC (n/k/a Nationstar Funding LLC)
(Exact name of Registrant as specified in its charter)

Delaware	333-130642-01	75-2851805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2728 North Harwood Street, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 981-5000
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6.

Asset Backed Securities

Item 6.02.

Change of Servicer or Trustee

On October 4, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed.  As a result of this sale, on October 4, 2006 The Bank of New York became the successor Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant.

The Bank of New York is a New York banking corporation and will act as the Trustee under the transaction documents.  The Bank of New York has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of automobile receivables.

The Prospectus Supplement sets forth the information required by Asset Backed Securities (Regulation AB), 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEC FUNDING, LLC (n/k/a) NATIONSTAR FUNDING LLC

By:  /s/ Jay Bray

Name:  Jay Bray

Title:    Executive Vice President

and Chief Financial Officer

Date:  October 5, 2006